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                                                                    EXHIBIT 23.7


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this registration statement of USA Waste Services, Inc. on Form S-3 (Amendment #1) of our report dated October 15, 1996, on our audit of the balance sheet of Kasper Brothers, Inc. as of September 30, 1995 and the related statements of operations and retained earnings and cash flows for the fiscal year then ended, which is included in USA Waste Services, Inc.'s Current Report on Form 8-K/A dated November 15, 1996.



                                                        COOPERS & LYBRAND L.L.P.



Philadelphia, Pennsylvania
January 10, 1997